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                                                                     EXHIBIT 1


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                               UNDERWRITER'S AGREEMENT


    IT IS HEREBY AGREED by and between KEYPORT LIFE INSURANCE COMPANY ("INSURANCE COMPANY"), a Rhode Island corporation, and KEYPORT FINANCIAL SERVICES CORP. ("UNDERWRITER"), a Massachusetts corporation, as follows:

                                          I

    INSURANCE COMPANY proposes to issue and sell annuity contracts registered under the Securities Act of 1933 as identified in Schedule A hereto, which may be amended from time to time ("Contracts") to the public through UNDERWRITER. The UNDERWRITER agrees to provide sales service subject to the terms and conditions hereof. Contracts to be sold are more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

                                          II

    INSURANCE COMPANY appoints UNDERWRITER, during the term of this Agreement, to be the UNDERWRITER and distributor of Contracts, subject to the registration requirements of the Securities Act of 1933 and the provisions of the Securities Exchange Act of 1934 applicable to UNDERWRITER. UNDERWRITER will sell and cause to be sold Contracts under such terms as are agreed to by INSURANCE COMPANY and UNDERWRITER and will make direct sales in its own right to purchasers permitted to buy such Contracts as specified in the Prospectus, as well as arrange for the sale of Contracts through other qualified broker-dealers in its capacity as UNDERWRITER of such Contracts.

                                         III

    UNDERWRITER shall be compensated for its distribution services with respect to Contracts as set forth in the attached Compensation Schedule. INSURANCE COMPANY has the right to charge back any such compensation under the conditions stated in such Schedule. Any Compensation Schedule may be changed by INSURANCE COMPANY as of a specified date, provided such date is at least 30 days after the date notice of the change is received by UNDERWRITER. Any such change will apply only to purchase payments received by INSURANCE COMPANY on or after the effective date of the change.

                                          IV

    UNDERWRITER shall maintain or cause to be maintained all such required books and records which shall: (a) be maintained in conformity with all applicable requirements of the Securities Exchange Act of 1934, any other applicable federal or state laws, and the National Association of Securities Dealers, Inc. ("NASD"), and, to the extent of such requirements, shall remain property of UNDERWRITER; and (b) be subject to inspection at all times by duly authorized officers, auditors or representatives of the INSURANCE COMPANY, Securities and Exchange Commission, NASD and applicable state regulatory agencies.

                                          V

    INSURANCE COMPANY shall furnish UNDERWRITER with copies of all Prospectuses, sales literature and other documents which UNDERWRITER reasonably requests for use in connection with the distribution of the Contracts.



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                                          VI

    UNDERWRITER is not authorized to give any information or to make any representations concerning INSURANCE COMPANY or the Contracts other than those contained in the current Registration Statement or Prospectus filed with the Securities and Exchange Commission or such sales literature as is authorized by INSURANCE COMPANY.

                                         VII

    The parties to this Agreement agree to work together to make certain that the necessary records, as enumerated in Section IV, above, are maintained and to render the necessary assistance to one another for the accurate and timely preparation of such records.

                                         VIII

    This Agreement shall be effective January 29, 1996. This Agreement shall remain in effect unless terminated as hereinafter provided. This Agreement shall be automatically terminated in the event of its assignment by UNDERWRITER.

    This Agreement may be terminated at any time by either party hereto upon not less than 60 days written notice to the other party.

                                          IX

    All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if sent by certified mail, postage prepaid and properly addressed.

    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf on January 31, 1997, by their respective officers thereunto duly authorized.


KEYPORT LIFE INSURANCE COMPANY
("INSURANCE COMPANY")



BY: /s/ Paul H. LeFevre, Jr.    ATTEST: /s/ Elizabeth B. Love
    --------------------------          ---------------------
    Senior Vice President


KEYPORT FINANCIAL SERVICES CORP.
("UNDERWRITER")



BY: /s/ John W. Rosensteel      ATTEST: /s/ Elizabeth B. Love
    -------------------------           ---------------------
    President

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                                     SCHEDULE A


Form No.:     MVA(1)
Form No.:     MVA(1)/CERT
Form No.:     MVA(1)/IND
Form No.:     DIA(1)
Form No.:     DIA(1)/CERT
Form No.:     DIA(1)/IND

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